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                                                                    EXHIBIT 10.2

                  Section 3(h) of the Dean Witter START Plan
                  (Saving Today Affords Retirement Tomorrow)
                     Adopted By the Compensation Committee
            of the Board of Directors of Dean Witter Reynolds Inc.
                            Effective May 31, 1997


        (h)  Service with Morgan Stanley.  Solely for purposes of determining an
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individual's eligibility and vesting service under this Section 3, employment
(and absences from employment) with Morgan Stanley Group Inc. ("MS") or an ERISA Affiliate before the Effective Time shall be taken into account as if such employment were service with the Affiliated Group. For this purpose, "Effective Time" shall have the meaning given to that term in the Amended and Restated Agreement and Plan of Merger, dated as of April 10, 1997, between DWD and MS and "ERISA Affiliate" shall mean a member of the Affiliated Group determined, as of any relevant date, as if MS were a Participating Company.